SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                  Date of Report - July 30, 2007

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------
State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

             570 Lausch Lane
         Lancaster, Pennsylvania                      17601
---------------------------------------          --------------
(Address of principal executive offices)           (Zip Code)



        Registrant's telephone number including area code:
                       (717) 653-1441
                        --------------


----------------------------------------------------------------
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
           _____________________________________________

           On July 30, 2007, Union National Financial
           Corporation issued a press release reporting second quarter earnings and announcing a third quarter cash dividend. The aforementioned is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits
           _________________________________

      (b)  Exhibits.

           Exhibit No.   Description
           ___________   ___________
           99.1          Earnings Release dated July 30, 2007.

                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           UNION NATIONAL FINANCIAL CORPORATION
                           (Registrant)


Dated: July 30, 2007         /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             Chairman, President and Chief
                             Executive Officer

                      EXHIBIT INDEX

                                        Page Number in
Exhibit                                 Manually Signed Original
_______                                 ________________________

99.1       Press Release                5

                      EXHIBIT 99.1

                      PRESS RELEASE

  Union National Financial Corporation Reports Second Quarter
________________________________________________________________
        Earnings and Announces Third Quarter Cash Dividend
        __________________________________________________

Lancaster, Pennsylvania, July 30, 2007. Union National Financial Corporation ("Union National"), the parent bank holding company of Union National Community Bank, reported earnings of $337,000 for the second quarter of 2007, a decrease of 28.6% from earnings of $472,000 for the second quarter of 2006. Basic and diluted earnings per share for the second quarter of 2007 amounted to $0.13, down 31.6% as compared to basic and diluted earnings per share of $0.19 for the same period of 2006. For the six months ended June 30, 2007, Union National incurred a net loss of $19,000, compared to net income of $1,242,000 for the six months ended June 30, 2006. Basic and diluted earnings (loss) per share for the six months ended June 30, 2007 and 2006, were ($0.01) and $0.49, respectively.
Results for 2007 include the following income and expense items related to previously announced actions undertaken to improve efficiency and profitability:

* Net gains of $597,000 ($394,000 or $0.16 per share after tax) realized during the second quarter of 2007 by liquidating the portfolio of municipal securities yielding 4.97%. These securities were replaced with U.S. Agency securities yielding
5.31%, to enhance income tax effectiveness;

* A pre-tax loss of $450,000 ($297,000 or $0.12 per share after tax) recognized during the second quarter for an other-than-temporary impairment in the value of an available-for-sale investment debt security. Based on management's ongoing evaluation of the investment securities portfolios management has determine based on the amount and length of time the fair value has been less than amortized cost that this decline in value was other than temporary;

* Net pre-tax losses on the sale of approximately $67 million of investment securities and prepayment penalties on debt amounting to $519,000 and $31,000, respectively, (totaling
$363,000 or $0.14 per share after tax) during the first quarter, in conjunction with the previously announced deleveraging strategy;

* Restructuring charges of $717,000 ($473,000 or $0.19 per share after tax) consisting of severance and related benefits resulting from staff reductions that were completed during March and April in order to adjust the size and makeup of staff in order to be more competitive;

* An increase in professional fees amounting to $520,000 ($343,000 or $0.14 per share after tax) for the six months ended June 30, 2007, and $331,000 ($218,000 or $0.09 per share after tax) for the three months ended June 30, 2007, as compared to the same periods of 2006, primarily incurred in connection with regulatory matters, legal services regarding employee severance, and the previously announced engagement of the consulting firm of S.R. Snodgrass, A.C. to undertake a profit enhancement project;

* A charge of $259,000 ($171,000 or $0.07 per share after tax) for a commitment on a parcel of real estate which was to be used for a future retail branch site. Management has decided not to pursue the expansion at this time; and

* Operating losses incurred by Union National's subsidiary, Home Team Financial, LLC ("Home Team") amounted to ($203,000) in the second quarter of 2007 as compared to operating income of $115,000 during the same period last year, primarily due to severance payments and a general decline in the overall housing market. Union National's 30% share of this decrease in Home Team's results lowered Union National's consolidated income by $95,000 ($63,000 or $0.02 per share after tax) compared to the second quarter of 2006.

Net interest margin for the three months ended June 30, 2007, increased to 3.90% on a taxable-equivalent basis, up from 3.58% a year ago and from 3.61% during the first quarter of 2007. For the year to date, Union National's 2007 net interest margin percentage on a taxable equivalent basis has increased by 16 basis points over the prior year, to 3.75%.

While earnings have declined from those recognized for the same periods last year, second quarter 2007 consolidated results reflected an increase of $693,000 as compared to the consolidated net loss of ($356,000) that was reported during the first quarter of this year.

On behalf of the Board of Directors, Chairman, Chief Executive Officer, and President Mark Gainer said, "While we realize that there is work yet to be done, we are gratified to see that our actions in January to deleverage the investment portfolio and our actions in March and April to restructure the organization are having positive bottom line results. I am particularly satisfied with our margin expansion. It is early in the process, but we are making good progress in our mission to return Union National Financial Corporation to historical financial performance levels."

The Board of Directors of Union National Financial Corporation approved the payment of its third regular quarterly cash dividend for 2007. The cash dividend of six cents per share is payable on August 20, 2007, to stockholders of record on August
6, 2007.


Financial Highlights                   Three Months Ended
                                June 30,     June 30,   Percent
                                  2007         2006     Change
                                ________     ________    ______
Net Interest Income            $4,036,000   $3,702,000     9.0%
Provision for Loan and
  Lease Losses                    270,000      307,000   -12.1%
Other Operating Income          1,587,000    2,095,000   -24.2%
Investment Securities Gains       597,000       19,000      ++
Other Operating Expenses        5,657,000    5,092,000    11.1%
Net Income                        337,000      472,000   -28.6%

Per Share Information:
Earnings Per Share - Basic          $0.13        $0.19   -31.6%
Earnings Per Share - Assuming
  Dilution                           0.13         0.19   -31.6%
Dividends Per Share                  0.06         0.16   -62.5%
Performance Ratios:
Net Interest Margin %
  (Taxable-Equivalent)               3.90%        3.58%    8.9%
Return on Average Stockholders'
   Equity                            4.74%        6.71%  -29.4%
Return on Average Realized
   Stockholders' Equity (1)          4.70%        6.51%  -27.8%

                                         Six Months Ended
                                   June 30,    June 30,  Percent
                                     2007        2006     Change
                                  __________   _________ _______
Net Interest Income               $7,810,000  $7,290,000    7.1%


Provision for Loan and Lease Losses  477,000     337,000   41.5%
Other Operating Income             3,700,000   3,949,000   -6.3%
Investment Securities Gains           78,000      41,000   90.2%

Other Operating Expenses          11,514,000   9,663,000   19.2%


Net Income (Loss)                    (19,000)  1,242,000     --

                                         Six Months Ended
                                   June 30,    June 30,  Percent
                                     2007        2006     Change
                                  __________   _________ _______
Per Share Information:
Earnings (Loss) Per Share - Basic  ($0.01)       $0.49      --
Earnings (Loss) Per Share -
  Assuming Dilution                ( 0.01)        0.49      --
Dividends Per Share                  0.16         0.32    -50.0%
Performance Ratios:
Net Interest Margin %
  (Taxable-Equivalent)               3.75%        3.59%     4.5%
Return on Average Stockholders'
  Equity                            -0.13%        9.02%     --
Return on Average Realized
  Stockholders' Equity(1)           -0.13%        8.78%     --

                                     Balance Sheet as of
                                   June 30,    June 30,  Percent
                                     2007        2006     Change
                                  __________   _________ _______
Total Loans and Leases        $358,553,000  $323,634,000   10.8%
Allowance for Loan and
  Lease Losses                  (3,449,000)   (2,817,000)  22.4%
Total Assets                   479,382,000   500,932,000   -4.3%
Total Deposits                 356,581,000   330,483,000    7.9%
Total Stockholders' Equity      28,380,000    26,392,000    7.5%
Per Share Information:
Book Value Per Share                $11.16        $10.48    6.5%
Balance Sheet Ratios:
Total Stockholders' Equity as
  a % of Assets                       5.92%         5.27%  12.3%
Nonperforming Loans as a % of
  Total Loans                         0.77%         0.54%  42.6%

(1) Excludes the impact of accumulated other comprehensive income (loss) on total stockholders' equity.


Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for over 150 years. The bank operates eight retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, Chairman/President/CEO
Union National Financial Corporation
570 Lausch Lane
Lancaster, PA 17601
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.
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